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Exhibit 5.1

[LATHAM & WATKINS LLP LETTERHEAD]

March 25, 2003

Valentis, Inc.
863A Mitten Road
Burlingame, California 94010

        Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

        In connection with the registration by Valentis, Inc., a Delaware corporation (the "Company"), of 3,211,599 shares of the Company's common stock, par value $0.001 per share (the "Shares"), which are being offered by certain stockholders of the Company, on Form S-3 under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission on March 25, 2003 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

        In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

        In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

        We are opining herein as to the effect on the subject transaction only of the General Corporation Law of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws or as to any matters of municipal law or the laws of any local agencies within any state.

        Subject to the foregoing, it is our opinion that the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

        We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" in the prospectus included in the Registration Statement.

Very truly yours,
/s/ LATHAM & WATKINS LLP
LATHAM & WATKINS LLP

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  Exhibit 5.1